Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR
We consent to the incorporation by reference in this Current Report on Form 8-K/A and in Registration Statements Nos. 33-34037, 33-40249, 333-02827, 333-66211, 333-77167, 333-42322, 333-90602, 333-125260, 333-128686, 333-131627, 333-143372, 333-150942, 333-157392, 333-166484, 333-181339 and 333-187948 of Whirlpool Corporation; Registration Statements Nos. 333-62980 of Maytag Corporation; Registration Statements Nos. 33-26680 and 33-53196 of Whirlpool Corporation pertaining to the Whirlpool Savings Plan; Registration Statements Nos. 333-66163, 333-138711 and 333-179695 of Whirlpool Corporation pertaining to the Whirlpool 401(k) Retirement Plan; Registration Statement Nos. 333-132875 of Whirlpool Corporation pertaining to the Maytag Corporation Salary Savings Plan, Maytag Corporation Deferred Compensation Plan and Maytag Corporation Deferred Compensation Plan II; and Registration Statements Nos. 333-102002, 333-101995 and 333-121368 of Maytag Corporation pertaining to the Maytag Corporation Deferred Compensation and Salary Savings Plans, of our report, dated February 2, 2015, with respect to the consolidated financial statements of Indesit Company S.p.A., as of December 31, 2013 included in this Form 8-K/A.
/s/ Reconta Ernst & Young S.p.A
February 9, 2015
Ancona, Italy

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